www.valaris.com	Press Release

Valaris Reports Second Quarter 2025 Results

Hamilton, Bermuda, July 30, 2025… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported second quarter 2025 results.

President and Chief Executive Officer Anton Dibowitz said, “I am very proud of the entire Valaris team for delivering another quarter of strong operational and financial performance, with revenue efficiency of 96% contributing to meaningful EBITDA and free cash flow for the quarter.”

Dibowitz added, “Since reporting our first quarter results, we have secured new contracts with associated revenue backlog of more than $1.0 billion, increasing our total backlog to approximately $4.7 billion. These awards include attractive contracts for three 7th generation drillships, and we have now secured work for three of our four drillships with near-term availability. These awards demonstrate the quality of our fleet, the strength of our operations and the consistent execution of our commercial strategy.”

Dibowitz concluded, “As expected, the pipeline of floater opportunities we have discussed in recent quarters are converting into contracts, and we anticipate additional awards across the industry in the coming months. Given our high-specification fleet, proven operating track record and continued focus on execution and cost discipline, Valaris is well positioned to capitalize on these opportunities and deliver long-term value for our shareholders.”

Financial and Operational Highlights

•Total operating revenues of $615 million, with revenue efficiency of 96%;
•Net income of $114 million;
•Adjusted EBITDA of $201 million;
•Cash from operating activities of $120 million and Adjusted Free Cash Flow of $63 million;
•Strong safety performance, including no Lost Time Incidents (LTI) through the first half of 2025;
•Secured over $1.0 billion of new contract backlog since April's fleet status report, including attractive contract awards for 7th generation drillships VALARIS DS-15, DS-16 and DS-18, increasing total backlog to approximately $4.7 billion; and
•Agreed to sell jackup VALARIS 247 for cash proceeds of approximately $108 million.

Second Quarter Review

Net income of $114 million compared to net loss of $39 million in the first quarter 2025. Net income included tax expense of $32 million compared to $194 million in the first quarter. Adjusted EBITDA of $201 million compared to $181 million in the first quarter.

Revenues exclusive of reimbursable items decreased to $572 million from $578 million in the first quarter 2025 primarily due to fewer operating days and lower amortized revenue for the floater fleet, partially offset by more operating days and higher average daily revenue for the jackup fleet.

Exclusive of reimbursable items, contract drilling expense decreased to $355 million from $374 million in the first quarter 2025 primarily due to a favorable arbitration outcome related to previously disclosed patent license litigation, which led to a $17 million accrual reversal, as well as lower amortized expense for the floater fleet and a reduction in costs associated with three retired semisubmersibles that were sold for recycling during the quarter. These were partially offset by higher costs related to more operating days for the jackup fleet.

During the first quarter 2025, there was a loss on impairment of $8 million related to the Company's decision to retire semisubmersibles VALARIS DPS-3, DPS-5 and DPS-6.

General and administrative expense decreased to $19 million from $24 million in the first quarter 2025 due to a $7 million benefit from the favorable arbitration outcome that resulted in the recovery of legal costs incurred in prior quarters.

Other expense of $18 million compared to other income of $11 million in the first quarter 2025 primarily due to a gain on the sale of jackup VALARIS 75 in the first quarter.

Tax expense decreased to $32 million from $194 million in the first quarter 2025 primarily due to $167 million of discrete tax expense in the first quarter. Excluding discrete items, tax expense increased to $32 million from $27 million in the first quarter due to a change in the jurisdictional mix of income compared to the first quarter.

Capital expenditures decreased to $67 million from $100 million in the first quarter 2025 primarily due to lower contract-specific upgrade costs associated with jackup VALARIS 144.

Cash and cash equivalents and restricted cash increased to $516 million as of June 30, 2025, from $454 million as of March 31, 2025. The increase was primarily due to cash flow from operations, partially offset by capital expenditures.

Results Compared to Prior Guidance

The Company's second quarter 2025 Adjusted EBITDA of $201 million exceeded guidance of $140 to $160 million due to strong operating results and the $24 million benefit from the favorable arbitration outcome noted above.

Second Quarter Segment Review

Floaters

Revenues exclusive of reimbursable items decreased to $320 million from $356 million in the first quarter 2025 primarily due to VALARIS DS-12 completing a contract late in the first quarter without follow-on work as well as lower amortized revenue associated with mobilization and capital upgrades for VALARIS DS-17, which completed its initial contract term late in the first quarter.

Exclusive of reimbursable items, contract drilling expense decreased to $176 million from $204 million in the first quarter 2025 primarily due to the favorable arbitration outcome, which led to a $17 million accrual reversal, lower amortized expense associated with VALARIS DS-17, a reduction in costs associated with VALARIS DPS-3, DPS-5 and DPS-6, that were sold for recycling during the quarter, and lower costs for VALARIS DS-12, which was warm stacked following completion of its previous contract.

Jackups

Revenues exclusive of reimbursable items increased to $212 million from $186 million in the first quarter 2025 primarily due to a full quarter of operations for VALARIS 144, which commenced a new long-term contract late in the first quarter. In addition, average daily revenue increased due to several rigs starting new contracts at higher day rates than those earned in the prior quarter.

Exclusive of reimbursable items, contract drilling expense increased to $124 million from $117 million in the first quarter 2025 primarily due to higher costs for VALARIS 144 associated with a full quarter of operations.

ARO Drilling

Revenues increased to $140 million from $135 million in the first quarter 2025 primarily due to higher average daily revenue resulting from the commencement of four long-term contract extensions at higher day rates than those earned in the prior quarter. Contract drilling expense increased to $96 million from $86 million in the first quarter primarily due to higher repair and maintenance costs and higher bareboat charter expense associated with the contract extensions noted above.

Other

Revenues exclusive of reimbursable items increased to $41 million from $36 million in the first quarter 2025 primarily due to higher bareboat charter revenue from rigs leased to ARO, resulting from the contract extensions noted above. Exclusive of reimbursable items, contract drilling expense increased to $17 million from $16 million in the first quarter.

		Three Months Ended
		(Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q2 2025	Q1 2025	Chg	Q2 2025	Q1 2025	Chg	Q2 2025	Q1 2025	Chg	Q2 2025	Q1 2025	Chg	Q2 2025	Q1 2025	Q2 2025	Q1 2025	Chg

Operating revenues:
Revenues (exclusive of reimbursable revenues)	$319.7	$356.0	(10)%	$212.0	$185.9	14%	$139.9	$134.7	4%	$40.6	$35.9	13%	$(139.9)	$(134.7)	$572.3	$577.8	(1)%
Reimbursable revenues	7.2	8.9	(19)%	26.0	27.7	(6)%	—	—	—%	9.7	6.3	54%	—	—	42.9	42.9	—%
Total operating revenues	326.9	364.9	(10)%	238.0	213.6	11%	139.9	134.7	4%	50.3	42.2	19%	(139.9)	(134.7)	615.2	620.7	(1)%
Operating expenses
Contract drilling (exclusive of depreciation and reimbursable expense)	176.3	204.0	14%	124.3	116.7	(7)%	96.4	85.6	(13)%	17.4	16.0	(9)%	(59.2)	(48.3)	355.2	374.0	5%
Reimbursable expenses	6.7	8.3	19%	24.3	26.4	8%	—	—	—%	9.5	6.3	(51)%	—	—	40.5	41.0	1%
Total contract drilling (exclusive of depreciation)	183.0	212.3	14%	148.6	143.1	(4)%	96.4	85.6	(13)%	26.9	22.3	(21)%	(59.2)	(48.3)	395.7	415.0	5%
Loss on impairment	—	7.8	100%	—	—	—%	—	—	—%	—	—	—%	—	—	—	7.8	100%
Depreciation	14.6	14.2	(3)%	14.6	12.7	(15)%	28.7	29.5	3%	2.8	2.8	—%	(25.2)	(26.1)	35.5	33.1	(7)%
General and admin.	—	—	—%	—	—	—%	6.6	6.3	(5)%	—	—	—%	12.2	18.1	18.8	24.4	23%
Equity in earnings (losses) of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	(1.1)	2.6	(1.1)	2.6	(142)%
Operating income	$129.3	$130.6	(1)%	$74.8	$57.8	29%	$8.2	$13.3	(38)%	$20.6	$17.1	20%	$(68.8)	$(75.8)	$164.1	$143.0	15%

Net income (loss)	$128.8	$129.9	(1)%	$75.1	$81.7	(8)%	$(8.6)	$(1.0)	nm	$20.6	$17.1	20%	$(101.7)	$(266.9)	$114.2	$(39.2)	nm

Adjusted EBITDA	$143.9	$152.6	(6)%	$89.4	$70.5	27%	$36.9	$42.8	(14)%	$23.4	$19.9	18%	$(92.9)	$(104.5)	$200.7	$181.3	11%
nm - Not meaningful

(1) The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

As previously announced, Valaris will hold its second quarter 2025 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Thursday, July 31, 2025.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "outlook," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance and expected benefits of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets, including the expected sale of VALARIS 247; general economic, market, business and industry conditions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; uncertainty around the use and impacts of artificial intelligence applications; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, inflation, volatility affecting financial markets and the banking system, changing tariff policies, trade disputes, and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard upgrade, repair, maintenance, enhancement or rig reactivation; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; the use of artificial intelligence by us, third-party service providers or our competitors; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility, including in any return of capital plans; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Nick Georgas
Vice President - Treasurer and Investor Relations
+1-713-979-4632

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
OPERATING REVENUES
Revenues (exclusive of reimbursable revenues)	$572.3	$577.8	$548.0	$599.9	$572.8
Reimbursable revenues	42.9	42.9	36.4	43.2	37.3
Total operating revenues	615.2	620.7	584.4	643.1	610.1

OPERATING EXPENSES
Contract drilling expenses (exclusive of depreciation and reimbursable expenses)	355.2	374.0	380.5	422.6	402.9
Reimbursable expenses	40.5	41.0	34.8	39.5	35.8
Total contract drilling expenses (exclusive of depreciation)	395.7	415.0	415.3	462.1	438.7
Loss on impairment	—	7.8	—	—	—
Depreciation	35.5	33.1	33.9	31.7	29.7
General and administrative	18.8	24.4	26.7	30.6	32.5
Total operating expenses	450.0	480.3	475.9	524.4	500.9
EQUITY IN EARNINGS (LOSSES) OF ARO	(1.1)	2.6	10.7	(23.8)	(0.3)
OPERATING INCOME	164.1	143.0	119.2	94.9	108.9

OTHER INCOME (EXPENSE)
Interest income	15.1	14.4	16.6	17.5	31.0
Interest expense, net	(24.8)	(24.3)	(22.1)	(22.4)	(22.6)
Other, net	(8.7)	21.2	10.1	(2.8)	3.5
Total other income (expense)	(18.4)	11.3	4.6	(7.7)	11.9

INCOME BEFORE INCOME TAXES	145.7	154.3	123.8	87.2	120.8

PROVISION (BENEFIT) FOR INCOME TAXES	31.5	193.5	(6.8)	24.3	(30.0)

NET INCOME (LOSS)	114.2	(39.2)	130.6	62.9	150.8

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	0.9	1.3	3.1	1.7	(1.2)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$115.1	$(37.9)	$133.7	$64.6	$149.6

EARNINGS (LOSS) PER SHARE
Basic	$1.62	$(0.53)	$1.88	$0.89	$2.07
Diluted	$1.61	$(0.53)	$1.88	$0.88	$2.03
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	71.1	71.0	71.1	72.4	72.4
Diluted	71.3	71.0	71.2	73.2	73.7

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$503.4	$441.4	$368.2	$379.3	$398.3
Restricted cash	12.8	12.3	12.3	12.9	12.0
Accounts receivable, net	554.2	557.7	571.2	555.8	631.7
Assets held for sale	—	7.0	—	—	—
Other current assets	157.0	139.4	127.0	163.5	182.6
Total current assets	$1,227.4	$1,157.8	$1,078.7	$1,111.5	$1,224.6

PROPERTY AND EQUIPMENT, NET	2,021.6	1,977.1	1,932.9	1,842.7	1,809.4

LONG-TERM NOTES RECEIVABLE FROM ARO	308.5	302.3	296.2	265.4	259.2

INVESTMENT IN ARO	114.9	116.0	113.4	102.7	126.5

DEFERRED TAX ASSETS	675.5	679.0	849.5	837.0	841.1

OTHER ASSETS	155.4	154.6	149.1	174.1	154.8

Total assets	$4,503.3	$4,386.8	$4,419.8	$4,333.4	$4,415.6

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$332.3	$329.3	$328.5	$303.7	$347.0
Accrued liabilities and other	346.4	365.3	351.0	388.6	360.6
Total current liabilities	$678.7	$694.6	$679.5	$692.3	$707.6

LONG-TERM DEBT	1,084.3	1,083.5	1,082.7	1,081.8	1,081.0

DEFERRED TAX LIABILITIES	29.4	29.4	30.1	31.1	31.2

OTHER LIABILITIES	377.6	367.8	383.2	404.4	408.4

TOTAL LIABILITIES	2,170.0	2,175.3	2,175.5	2,209.6	2,228.2

TOTAL EQUITY	2,333.3	2,211.5	2,244.3	2,123.8	2,187.4

Total liabilities and shareholders' equity	$4,503.3	$4,386.8	$4,419.8	$4,333.4	$4,415.6

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES
Net income	$75.0	$176.3
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense	173.3	15.5
Depreciation expense	68.6	56.5
Net (gain) loss on sale of property	(27.9)	0.1
Accretion of discount on notes receivable from ARO	(12.3)	(27.6)
Share-based compensation expense	11.6	15.4
Loss on impairment	7.8	—
Equity in earnings of ARO	(1.5)	(2.1)
Changes in contract liabilities	(33.4)	(24.8)
Changes in deferred costs	4.3	(0.8)
Other	4.4	4.2
Changes in operating assets and liabilities	14.3	(168.8)
Contributions to pension plans and other post-retirement benefits	(8.3)	(6.1)
Net cash provided by operating activities	$275.9	$37.8

INVESTING ACTIVITIES
Additions to property and equipment	$(167.4)	$(261.5)
Proceeds from disposition of assets	27.6	0.1
Net cash used in investing activities	$(139.8)	$(261.4)

FINANCING ACTIVITIES
Other	$(0.4)	$(1.8)
Net cash used in financing activities	$(0.4)	$(1.8)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$135.7	$(225.4)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	380.5	635.7
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$516.2	$410.3

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
OPERATING ACTIVITIES
Net income (loss)	$114.2	$(39.2)	$130.6	$62.9	$150.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	35.5	33.1	33.9	31.7	29.7
Accretion of discount on notes receivable from ARO	(6.2)	(6.1)	(6.2)	(6.2)	(20.6)
Share-based compensation expense	6.0	5.6	5.3	7.0	7.4
Deferred income tax expense (benefit)	3.5	169.8	(13.5)	3.8	13.5
Equity in losses (earnings) of ARO	1.1	(2.6)	(10.7)	23.8	0.3
Net (gain) loss on sale of property	(0.8)	(27.1)	(0.1)	0.2	—
Loss on impairment	—	7.8	—	—	—
Changes in contract liabilities	(15.6)	(17.8)	(18.2)	11.3	(17.8)
Changes in deferred costs	4.5	(0.2)	6.7	33.4	(3.0)
Other	2.1	2.3	1.9	0.8	2.4
Changes in operating assets and liabilities	(21.0)	35.3	(3.2)	37.8	(147.5)
Contributions to pension plans and other post-retirement benefits	(3.3)	(5.0)	(1.9)	(13.5)	(3.7)
Net cash provided by operating activities	$120.0	$155.9	$124.6	$193.0	$11.5

INVESTING ACTIVITIES
Additions to property and equipment	$(67.2)	$(100.2)	$(111.7)	$(81.9)	$(110.2)
Proceeds from disposition of assets	9.8	17.8	2.6	0.1	0.1
Net cash used in investing activities	$(57.4)	$(82.4)	$(109.1)	$(81.8)	$(110.1)

FINANCING ACTIVITIES
Payments for tax withholdings for share-based awards	$(0.1)	$(0.3)	$(0.2)	$(29.3)	$(0.2)
Payments for share repurchases	—	—	(25.0)	(100.0)	—
Other	—	—	(2.0)	—	—
Net cash used in financing activities	$(0.1)	$(0.3)	$(27.2)	$(129.3)	$(0.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$62.5	$73.2	$(11.7)	$(18.1)	$(98.8)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	453.7	380.5	392.2	410.3	509.1
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$516.2	$453.7	$380.5	$392.2	$410.3

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
REVENUES
Floaters
Drillships	$282.7	$317.3	$285.5	$323.9	$291.6
Semisubmersibles	37.0	38.7	42.2	51.0	78.8
	$319.7	$356.0	$327.7	$374.9	$370.4
Reimbursable Revenues (1)	7.2	8.9	15.7	14.1	13.5
Total Floaters	$326.9	$364.9	$343.4	$389.0	$383.9

Jackups
Harsh Environment	$115.0	$106.3	$113.5	$118.7	$87.4
Benign Environment	81.4	64.8	59.5	58.4	63.8
Legacy	15.6	14.8	14.8	15.5	15.6
	$212.0	$185.9	$187.8	$192.6	$166.8
Reimbursable Revenues (1)	26.0	27.7	15.3	21.1	19.0
Total Jackups	$238.0	$213.6	$203.1	$213.7	$185.8

Other
Leased and Managed Rigs	$40.6	$35.9	$32.5	$32.4	$35.6
Reimbursable Revenues (1)	9.7	6.3	5.4	8.0	4.8
Total Other	$50.3	$42.2	$37.9	$40.4	$40.4

Total Operating Revenues	$615.2	$620.7	$584.4	$643.1	$610.1

Total Reimbursable Revenues (1)	$42.9	$42.9	$36.4	$43.2	$37.3

Revenues Exclusive of Reimbursable Revenues	$572.3	$577.8	$548.0	$599.9	$572.8

(1)Reimbursable revenues represent reimbursements from our customers for purchases of supplies, equipment and incremental services provided at their request.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
ADJUSTED EBITDA (1)
Floaters
Drillships	$137.3	$145.9	$108.4	$130.9	$91.2
Semisubmersibles	6.6	6.7	8.3	10.4	35.2
	$143.9	$152.6	$116.7	$141.3	$126.4

Jackups
Harsh Environment	$49.4	$38.6	$50.0	$31.4	$36.3
Benign Environment	36.3	26.6	19.5	20.0	21.3
Legacy	3.7	5.3	6.0	5.6	5.0
	$89.4	$70.5	$75.5	$57.0	$62.6

Total	$233.3	$223.1	$192.2	$198.3	$189.0

Other
Leased and Managed Rigs	$23.4	$19.9	$15.0	$18.3	$20.8

Total	$256.7	$243.0	$207.2	$216.6	$209.8

Support costs
General and administrative expense	$18.8	$24.4	$26.7	$30.6	$32.5
Onshore support costs	37.2	37.3	38.1	35.6	38.4
	$56.0	$61.7	$64.8	$66.2	$70.9

Valaris Total	$200.7	$181.3	$142.4	$150.4	$138.9

(1)Adjusted EBITDA is earnings before interest, tax, depreciation, amortization and loss on impairment. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	Jul 24, 2025	Apr 30, 2025	Feb 18, 2025	Oct 30, 2024	Jul 29, 2024
CONTRACT BACKLOG (1)
Floaters
Drillships	$2,708.8	$2,114.7	$1,944.6	$2,289.7	$2,508.3
Semisubmersibles	35.4	56.2	79.4	106.0	122.1
	$2,744.2	$2,170.9	$2,024.0	$2,395.7	$2,630.4
Jackups
Harsh Environment	$532.1	$640.5	$614.6	$635.1	$665.0
Benign Environment	673.2	609.0	527.4	585.2	438.9
Legacy	148.5	160.4	171.0	178.4	189.0
	$1,353.8	$1,409.9	$1,313.0	$1,398.7	$1,292.9

Total	$4,098.0	$3,580.8	$3,337.0	$3,794.4	$3,923.3

Other
Leased and Managed Rigs	$616.4	$656.8	$271.5	$310.4	$384.2

Valaris Total	$4,714.4	$4,237.6	$3,608.5	$4,104.8	$4,307.5

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog may include drilling contracts subject to final investment decision ("FID") and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$410,000	$418,000	$405,000	$386,000	$358,000
Semisubmersibles	231,000	232,000	231,000	247,000	289,000
	$377,000	$384,000	$369,000	$359,000	$340,000
Jackups
Harsh Environment	$153,000	$142,000	$139,000	$163,000	$134,000
Benign Environment	144,000	125,000	109,000	111,000	115,000
Legacy	88,000	82,000	81,000	84,000	85,000
	$142,000	$128,000	$121,000	$133,000	$120,000

Total	$227,000	$230,000	$212,000	$228,000	$217,000

Other
Leased and Managed Rigs	$50,000	$44,000	$39,000	$32,000	$37,000

Valaris Total	$181,000	$182,000	$167,000	$171,000	$167,000

(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	58%	65%	59%	70%	69%
Semisubmersibles	70%	37%	40%	45%	60%
	60%	57%	54%	63%	66%
Jackups
Harsh Environment	76%	71%	81%	72%	65%
Benign Environment	44%	40%	40%	44%	45%
Legacy	98%	100%	100%	100%	100%
	61%	57%	60%	60%	58%

Total	61%	57%	58%	61%	61%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	68%	64%	65%	69%	69%

Pro Forma Jackups (2)	69%	66%	68%	71%	68%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet. Available days is defined as the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	76%	84%	77%	91%	90%
Semisubmersibles	88%	70%	66%	75%	100%
	78%	81%	74%	87%	92%
Jackups
Harsh Environment	93%	87%	99%	88%	80%
Benign Environment	89%	83%	85%	82%	81%
Legacy	98%	100%	100%	100%	100%
	92%	87%	93%	87%	82%

Total	86%	85%	85%	87%	86%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	89%	88%	89%	90%	90%

Pro Forma Jackups (3)	94%	90%	95%	91%	88%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet. Available days is defined as the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

(2)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
OPERATING DAYS (1)
Floaters
Drillships	689	759	704	834	815
Semisubmersibles	160	167	183	206	273
	849	926	887	1,040	1,088
Jackups
Harsh Environment	753	697	816	731	655
Benign Environment	566	519	548	528	552
Legacy	178	180	184	184	182
	1,497	1,396	1,548	1,443	1,389

Total	2,346	2,322	2,435	2,483	2,477

Other
Leased and Managed Rigs	819	810	840	1,012	959

Total	3,165	3,132	3,275	3,495	3,436

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
REVENUE EFFICIENCY (1)
Floaters
Drillships	95%	96%	94%	98%	99%
Semisubmersibles	89%	95%	100%	100%	100%
	95%	96%	95%	98%	99%
Jackups
Harsh Environment	97%	94%	99%	93%	99%
Benign Environment	99%	100%	99%	100%	100%
Legacy	98%	100%	100%	100%	100%
	98%	96%	99%	96%	99%

Total	96%	96%	96%	98%	99%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Active Fleet (1)
Floaters
Drillships	10	10	10	10	10
Semisubmersibles	2	2	3	3	3
	12	12	13	13	13
Jackups
Harsh Environment	9	9	9	9	9
Benign Environment	7	7	7	7	7
Legacy	2	2	2	2	2
	18	18	18	18	18

Total Active Fleet	30	30	31	31	31

Stacked Fleet
Floaters
Drillships	3	3	3	3	3
Semisubmersibles	—	—	2	2	2
	3	3	5	5	5
Jackups
Harsh Environment	2	2	2	2	2
Benign Environment	7	7	8	6	6
	9	9	10	8	8

Total Stacked Fleet	12	12	15	13	13

Held For Sale(2)
Semisubmersibles	—	3	—	—	—

Leased Rigs (3)
Jackups
Harsh Environment	1	1	1	1	1
Benign Environment	6	6	6	8	8
Total Leased Rigs	7	7	7	9	9

Total	49	52	53	53	53

Managed Rigs (3)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.
(2)Represents VALARIS DPS-3, VALARIS DPS-5 and VALARIS DPS-6, which were classified as held for sale as of March 31, 2025 and were subsequently sold in April 2025.
(3)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Revenues	$139.9	$134.7	$136.3	$113.7	$124.2
Operating expenses
Contract drilling (exclusive of depreciation)	96.4	85.6	81.5	93.8	94.1
Loss on impairment	—	—	—	28.4	—
Depreciation	28.7	29.5	29.4	21.1	19.7
General and administrative	6.6	6.3	7.5	4.9	5.5
Operating income (loss)	8.2	13.3	17.9	(34.5)	4.9
Other expense, net	15.5	15.2	13.7	15.3	13.4
Provision (benefit) for income taxes	1.3	(0.9)	(10.9)	4.2	(1.8)
Net income (loss)	$(8.6)	$(1.0)	$15.1	$(54.0)	$(6.7)

Adjusted EBITDA	$36.9	$42.8	$47.3	$15.0	$24.6

ARO Drilling condensed income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	Jul 24, 2025	Apr 30, 2025	Feb 18, 2025	Oct 30, 2024	Jul 29, 2024
CONTRACT BACKLOG (1)
Owned Rigs	$970.1	$1,054.4	$1,124.9	$1,236.9	$1,322.9
Leased Rigs	1,379.2	1,440.9	298.0	344.4	510.4
Total	$2,349.3	$2,495.3	$1,422.9	$1,581.3	$1,833.3
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
AVERAGE DAILY REVENUE (1)
Owned Rigs	$107,000	$111,000	$112,000	$109,000	$104,000
Leased Rigs (2)	122,000	102,000	100,000	98,000	101,000
Total	$113,000	$108,000	$109,000	$103,000	$102,000

UTILIZATION (3)
Owned Rigs	93%	92%	89%	62%	77%
Leased Rigs (2)	76%	80%	77%	71%	86%
Total	85%	87%	84%	66%	82%

REVENUE EFFICIENCY (4)
Owned Rigs	95%	97%	94%	70%	90%
Leased Rigs (2)	83%	80%	77%	70%	91%
Total	90%	90%	87%	70%	91%

NUMBER OF RIGS (AT QUARTER END)
Owned Rigs	9	9	9	9	9
Leased Rigs (2)	7	7	7	9	9
Total	16	16	16	18	18

OPERATING DAYS (5)
Owned Rigs	761	748	739	510	561
Leased Rigs (2)	481	503	509	590	657
Total	1,242	1,251	1,248	1,100	1,218
(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted Free Cash Flow, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, loss on impairment and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "ARO Adjusted EBITDA" as ARO's net income (loss) before income tax expense, other expense, net, depreciation expense and loss on impairment. ARO Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. ARO Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. ARO Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its second quarter 2025 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Valaris defines "Adjusted Free Cash Flow" as net cash provided by operating activities less capital expenditures plus proceeds from the disposition of assets. Adjusted Free Cash Flow is a non-GAAP measure that our management uses to assess the cash generation of our fleet, including proceeds from the sale of assets, and deducting operating expenses and capital expenditures to maintain and upgrade our assets. We believe that this measure is useful to investors and analysts in allowing for greater transparency of the cash generation of our business.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

A reconciliation of net income (loss) as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025

VALARIS
Net income (loss)	$114.2	$(39.2)
Add (subtract):
Income tax expense	31.5	193.5
Interest expense, net	24.8	24.3
Gain on sale of property	(0.8)	(27.1)
Other income	(5.6)	(8.5)
Operating income	$164.1	$143.0
Add (subtract):
Depreciation	35.5	33.1
Loss on impairment	—	7.8
Equity in (earnings) losses of ARO	1.1	(2.6)
Adjusted EBITDA	$200.7	$181.3

A reconciliation of net loss as reported to ARO Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025

ARO
Net loss	$(8.6)	$(1.0)
Add (subtract):
Income tax expense (benefit)	1.3	(0.9)
Other expense, net	15.5	15.2
Operating income	$8.2	$13.3
Add:
Depreciation expense	28.7	29.5
Adjusted EBITDA	$36.9	$42.8

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Jun 30, 2025	Mar 31, 2025
FLOATERS
Net income	$128.8	$129.9
Add:
Other expense	0.5	0.7
Operating income	$129.3	$130.6
Add:
Depreciation	14.6	14.2
Loss on Impairment	—	7.8
Adjusted EBITDA	$143.9	$152.6

JACKUPS
Net income	$75.1	$81.7
Subtract:
Gain on sale of property	—	(23.0)
Other income	(0.3)	(0.9)
Operating income	$74.8	$57.8
Add:
Depreciation	14.6	12.7
Adjusted EBITDA	$89.4	$70.5

OTHER
Net income	$20.6	$17.1
Operating income	$20.6	$17.1
Add:
Depreciation	2.8	2.8
Adjusted EBITDA	$23.4	$19.9

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
DRILLSHIPS
Net income	$123.4	$132.2	$95.4	$117.3	$79.6
Add (subtract):
Other (income) expense	0.5	0.7	(1.7)	(0.3)	(1.5)
Operating income	$123.9	$132.9	$93.7	$117.0	$78.1
Add (subtract):
Depreciation	13.4	13.0	14.7	13.9	13.2
Other	—	—	—	—	(0.1)
Adjusted EBITDA (1)	$137.3	$145.9	$108.4	$130.9	$91.2

SEMISUBMERSIBLES
Net income (loss)	$5.4	$(2.3)	$7.0	$9.5	$34.5
Subtract:
Other income	—	—	—	—	(0.2)
Operating income (loss)	$5.4	$(2.3)	$7.0	$9.5	$34.3
Add:
Depreciation	1.2	1.2	1.3	0.9	0.9
Loss on impairment	—	7.8	—	—	—
Adjusted EBITDA (1)	$6.6	$6.7	$8.3	$10.4	$35.2

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
HARSH ENVIRONMENT JACKUPS
Net income	$42.2	$31.6	$43.5	$24.8	$31.0
Add (subtract):
Other (income) expense	(0.1)	(0.1)	(0.3)	0.2	(0.3)
Operating income	$42.1	$31.5	$43.2	$25.0	$30.7
Add:
Depreciation	7.3	7.1	6.8	6.4	5.6
Adjusted EBITDA (1)	$49.4	$38.6	$50.0	$31.4	$36.3

BENIGN ENVIRONMENT JACKUPS
Net income	$31.7	$47.3	$16.9	$17.6	$19.2
Subtract:
Gain on sale of property	—	(23.0)	—	—	—
Other income	(0.2)	(0.8)	(0.5)	(0.2)	(0.8)
Operating income	$31.5	$23.5	$16.4	$17.4	$18.4
Add:
Depreciation	4.8	3.1	3.1	2.6	2.9
Adjusted EBITDA (1)	$36.3	$26.6	$19.5	$20.0	$21.3

LEGACY JACKUPS
Net income	$1.2	$2.8	$3.6	$3.3	$2.6
Subtract:
Other income	—	—	—	(0.1)	—
Operating income	$1.2	$2.8	$3.6	$3.2	$2.6
Add:
Depreciation	2.5	2.5	2.4	2.4	2.4
Adjusted EBITDA (1)	$3.7	$5.3	$6.0	$5.6	$5.0

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Cash from Operating Activities to Adjusted Free Cash Flow

(In millions)	Three Months Ended
	Jun 30, 2025	Mar 31, 2025
Net cash provided by operating activities	$120.0	$155.9
Additions to property and equipment	(67.2)	(100.2)
Proceeds from disposition of assets	9.8	17.8
Adjusted Free Cash Flow	$62.6	$73.5